Exhibit 10.13

ARRIS GROUP, INC.

WAIVER

THIS WAIVER (the “Waiver”), dated as of                      , is by and among ARRIS GROUP, INC., a Delaware corporation (the “Company”), ARRIS INTERNATIONAL LIMITED, a private limited company incorporated in England and Wales and wholly-owned subsidiary of the Company (“New Parent”), and the individual named on the signature page hereto (“Executive”).

WHEREAS, Executive and the Company are parties to an Employment Agreement (as previously or hereafter amended, the “Employment Agreement”);

WHEREAS, ARRIS, New Parent and Pace plc, a company incorporated in England and Wales with company number 01672847 and whose registered office is at Victoria Road, Saltaire, BD18 3LF, United Kingdom (“Pace”), have entered into a Co-Operation Agreement (the “Co-Operation Agreement”) dated as of April 22, 2015;

WHEREAS, New Parent will acquire the entire issued and to be issued share capital of Pace pursuant to a scheme of arrangement under Sections 895 to 899 of the Companies Act, as such scheme of arrangement may be revised, amended or extended from time to time (the “Pace Acquisition”);

WHEREAS, the Pace Acquisition is conditioned upon, among other things, an Agreement and Plan of Merger (the “Merger Agreement”) being duly adopted by the affirmative vote of the holders of a majority of the outstanding shares of the common stock, par value $0.01 per share, of the Company (the “Shares”) entitled to vote on such matter at a meeting of holders of such Shares duly called and held for such purpose in accordance with applicable laws and the certificate of incorporation and bylaws of the Company;

WHEREAS, immediately subsequent to the Pace Acquisition, Archie U.S. Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of Archie U.S. Holdings LLC, a Delaware limited liability company and subsidiary of New Parent (“U.S. Holdco”), shall be merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity, and the Company shall become a subsidiary of U.S. Holdco (which, prior to the Merger, shall have been converted into a Delaware corporation), on the terms and subject to the conditions set forth in the Merger Agreement (including that the Pace Acquisition is a condition to the Merger);

WHEREAS, Executive and the Company agree that the transactions contemplated by the Pace Acquisition and the subsequent Merger are not of the type intended to constitute a “change in control” or “potential change in control” or create “good reason” under Executive’s Employment Agreement or any equity plan or other plan or agreement to which Executive is a party or that is for the benefit of Executive; and

WHEREAS, the parties hereto also desire to substitute New Parent for the Company as the contracting party under Executive’s Employment Agreement hereafter.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. Executive agrees that, for the sake of clarity, the transactions contemplated by the Pace Acquisition and the subsequent Merger were not intended to, and shall not, constitute a “change of control” or “potential change of control” or create “good reason” under the Employment Agreement or any other plan or agreement (including without limitation any equity plan or agreement) to which Executive is a party or that is for the benefit of Executive, and Executive waives any rights Executive may have with respect to any “change of control” or “potential change of control,” “good reason” or similar provision in the Employment Agreement or any such other plan or agreement (including without limitation any equity plan or agreement) in connection with the transactions contemplated by the Pace Acquisition and the subsequent Merger. Accordingly, and without limitation, none of the transactions contemplated by the Pace Acquisition and the subsequent Merger shall entitle Executive to (i) terminate Executive’s employment for “good reason” or otherwise in connection with a “change of control” or “potential change of control” under the Employment Agreement or any other plan or agreement, (ii) become vested under the Employment Agreement or any other plan or agreement with respect to any stock options or other equity awards that Executive holds, or (iii) require funding under the Employment Agreement or any other plan or agreement in connection with the Pace Acquisition or the subsequent Merger of any benefits to which Executive may be entitled.

2. Effective upon completion of the Merger, references to the “Company” in the definitions of “Change of Control” and Potential Change of Control” in the Employment Agreement shall be deemed to be references to New Parent.

3. Following completion of the Merger, Executive consents to the assignment of the Employment Agreement to, and assumption of the Employment Agreement by, New Parent at such time in the future, if any, as the Company and New Parent may elect, and, effective as of such assignment and assumption, Executive releases the Company from any further obligations under the Employment Agreement.

4. Except as modified hereby, the Employment Agreement and any other agreements to which Executive is a party shall remain in full force and effect.

5. The miscellaneous provisions contained in the Employment Agreement, including those governing the choice of law or the resolution of disputes, are incorporated herein as if set forth herein in their entirety.

[Signatures on next page]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first above written.

“Company”

ARRIS GROUP, INC.

By:

Name:

Title:

“New Parent”

ARRIS INTERNATIONAL LIMITED

By:

Name:

Title:

“Executive”

By:

Name:

[SIGNATURE PAGE TO CHANGE IN CONTROL WAIVER]

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